Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES THIRD QUARTER RESULTS

Luxembourg, October 23, 2014 - Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today reported strong third quarter year-over-year growth in service revenue, net income attributable to shareholders and diluted earnings per share.

Third Quarter 2014 Results Compared to Third Quarter 2013:

•                  Service revenue of $247.7 million, a 37% increase

•                  Net income attributable to Altisource of $42.3 million, a 17% increase

•                  Diluted earnings per share of $1.79, a 26% increase

“During the third quarter 2014, we continued to execute on our objective of increasing shareholder value by repurchasing Altisource shares, making acquisitions that support our vision to become the premier real estate and mortgage marketplace and investing in the organic development of new and next generation products and services,” said Chairman William Erbey.

William Shepro, Chief Executive Officer, further commented, “We continue our track record of year-over-year revenue and earnings growth and remain focused on our strategic initiatives to achieve longer-term revenue growth with a diversified customer base. Compared to the second quarter of 2014, we believe a portion of the lower service revenue in the third quarter of 2014 is not lost, but will be shifted to future periods.  Further, operating income as a percentage of service revenue in our segments remained relatively consistent in the third quarter of 2014 compared to the second quarter of 2014, except for Technology Services where we continue investing in the development of our new and next generation products.  Unlike many companies, we expense internal software development costs.”

Third quarter 2014 highlights include:

•                  The average number of loans serviced by Ocwen on REALServicing was 2.3 million for the third quarter of 2014, an increase of 83% compared to the third quarter of 2013

•                  The average number of delinquent non-Government-Sponsored Enterprise loans serviced by Ocwen on REALServicing was 347 thousand for the third quarter of 2014, an increase of 15% compared to the third quarter of 2013

•                  On September 12, 2014, we acquired Mortgage Builder for $15.7 million in cash at closing and up to $7.0 million of additional consideration (subject to attaining certain revenue targets)

•                  We repurchased 1.3 million shares of our common stock under our stock repurchase program at an average price of $102.45 per share during the third quarter of 2014

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our third quarter results.  A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page.  Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants.  Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Service revenue
Mortgage Services	$170,018	$134,317	$504,989	$350,581
Financial Services	26,803	27,168	76,496	66,259
Technology Services	61,726	25,175	167,213	70,189
Eliminations	(10,836)	(6,268)	(27,863)	(17,411)
	247,711	180,392	720,835	469,618
Reimbursable expenses	39,149	29,496	100,220	73,061
Non-controlling interests	828	947	1,974	3,093
Total revenue	287,688	210,835	823,029	545,772
Cost of revenue	149,575	104,765	420,308	275,134
Reimbursable expenses	39,149	29,496	100,220	73,061
Gross profit	98,964	76,574	302,501	197,577
Selling, general and administrative expenses	46,748	31,519	139,303	80,027
Income from operations	52,216	45,055	163,198	117,550
Other income (expense), net:
Interest expense	(6,480)	(6,188)	(16,040)	(14,302)
Other income (expense), net	131	(253)	135	529
Total other income (expense), net	(6,349)	(6,441)	(15,905)	(13,773)
Income before income taxes and non-controlling interests	45,867	38,614	147,293	103,777
Income tax provision	(2,752)	(1,659)	(9,300)	(6,227)
Net income	43,115	36,955	137,993	97,550
Net income attributable to non-controlling interests	(828)	(947)	(1,974)	(3,093)

Net income attributable to Altisource	$42,287	$36,008	$136,019	$94,457

Earnings per share:
Basic	$1.96	$1.56	$6.16	$4.07
Diluted	$1.79	$1.42	$5.63	$3.77

Weighted average shares outstanding:
Basic	21,626	23,025	22,071	23,185
Diluted	23,640	25,333	24,152	25,070

Transactions with related parties included above:
Revenue	$178,151	$143,557	$502,736	$354,889
Cost of revenue	11,062	5,045	27,904	13,959
Selling, general and administrative expenses	267	613	(464)	329
Other income	—	—	—	773

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$176,589	$130,429
Accounts receivable, net	159,965	104,787
Prepaid expenses and other current assets	17,454	10,891
Deferred tax assets, net	2,837	2,837
Total current assets	356,845	248,944

Premises and equipment, net	115,773	87,252
Deferred tax assets, net	158	622
Goodwill	72,384	99,414
Intangible assets, net	250,315	276,162
Other assets	21,117	17,658

Total assets	$816,592	$730,052

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$99,598	$84,706
Current portion of long-term debt	5,945	3,975
Deferred revenue	13,504	36,742
Other current liabilities	9,683	10,131
Total current liabilities	128,730	135,554

Long-term debt, less current portion	584,028	391,281
Other non-current liabilities	14,572	45,476

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 issued and 20,747 outstanding as of September 30, 2014; 25,413 issued and 22,629 outstanding as of December 31, 2013)	25,413	25,413
Additional paid-in capital	90,911	89,273
Retained earnings	369,952	239,561
Treasury stock, at cost (4,666 shares as of September 30, 2014 and 2,784 shares as of December 31, 2013)	(398,217)	(197,548)
Altisource equity	88,059	156,699

Non-controlling interests	1,203	1,042
Total equity	89,262	157,741

Total liabilities and equity	$816,592	$730,052

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$137,993	$97,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,086	13,791
Amortization of intangible assets	29,290	18,857
Change in the fair value of Equator Earn Out	(37,924)	—
Goodwill impairment	37,473	—
Share-based compensation expense	1,638	2,076
Equity in losses of investment in affiliate	—	176
Bad debt expense	4,667	1,338
Amortization of debt discount	191	184
Amortization of debt issuance costs	799	702
Deferred income taxes	464	—
Loss on disposal of fixed assets	98	1,178
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(58,725)	3,762
Prepaid expenses and other current assets	(6,525)	(6,142)
Other assets	(1,656)	(1,871)
Accounts payable and accrued expenses	14,968	4,574
Other current and non-current liabilities	(18,141)	(1,535)
Net cash provided by operating activities	125,696	134,640

Cash flows from investing activities:
Additions to premises and equipment	(48,119)	(20,528)
Acquisition of businesses, net of cash acquired	(14,931)	(204,567)
Proceeds from loan to Ocwen	—	75,000
Proceeds from sale of equity affiliate	—	12,648
Other investing activities	(294)	(50)
Net cash used in investing activities	(63,344)	(137,497)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	198,000	201,000
Repayment of long-term debt and payments on capital lease obligations	(3,474)	(2,736)
Debt issuance costs	(2,608)	(2,400)
Proceeds from stock option exercises	2,523	4,710
Purchase of treasury stock	(208,820)	(87,418)
Contributions from non-controlling interests	—	18
Distributions to non-controlling interests	(1,813)	(3,234)
Net cash (used in) provided by financing activities	(16,192)	109,940

Net increase in cash and cash equivalents	46,160	107,083
Cash and cash equivalents at the beginning of the period	130,429	105,502

Cash and cash equivalents at the end of the period	$176,589	$212,585

Supplemental cash flow information:
Interest paid	$15,049	$13,592
Income taxes paid, net	12,112	2,360

Non-cash investing and financing activities:
Increase in payables for purchases of premises and equipment	$482	$1,947
Decrease in acquisition of businesses from subsequent working capital true-ups	(3,711)	(2,039)